Agfeed Industries, Inc.
and Lushan Breeder Pig Farm Co., Ltd.
Pro Forma Combined Financial Statements
(unaudited)

Contents

Page
Pro Forma Combined Financial Statements:

Pro Forma Combined Balance Sheet as of September 30, 2007 (unaudited)	F-1

Pro Forma Combined Statements of Operations for the Nine Months Ended September 30, 2007 (unaudited)	F-2

Pro Forma Combined Statements of Operations for the Year Ended December 31, 2006 (unaudited)	F-3

Notes to Pro Forma Combined Financial Statements (unaudited)	F-4

Agfeed Industries, Inc.
and Lushan Breeder Pig Farm Co., Ltd.
Pro Forma Combined Balance Sheet
September 30, 2007
(unaudited)

	Agfeed		Pro forma		Pro forma
	Industries (1)	Lushan (2)	Adjustments		Combined
	(historical)	(historical)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$10,007,903	$120,990	$(3,109,880)	a,b	$7,019,013
Accounts receivable, net	6,346,163	1,188	(82,185)	c	6,265,166
Advances to supplier	75,352				75,352
Other receivables	307,008	4,405			311,413
Due from related parties		6,575			6,575
Inventory	1,230,528	112,489			1,343,017
Prepaid expenses and other current assets	907,545	716			908,261

TOTAL CURRENT ASSETS	18,874,499	246,363	(3,192,065)		15,928,797

PROPERTY AND EQUIPMENT, net	1,419,649	390,085			1,809,734
CONSTRUCTION IN PROGRESS		594,295			594,295
INTANGIBLE ASSETS	554,584				554,584
GOODWILL			2,111,786	a	2,111,786

TOTAL ASSETS	$20,848,732	$1,230,743	$(1,080,279)		$20,999,196

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,567,214	$86,075	$(82,185)	c	$1,571,104
Other payables	44,158	64,961			109,119
Unearned revenue	71,073				71,073
Accrued expenses	290,245				290,245
Accrued payroll	162,215	3,011			165,226
Notes payable	1,718,978				1,718,978
Advances from related parties		410,280	(410,280)	b	-
Due to related party		10,218			10,218
Tax and welfare payable	214,092	3,071			217,163

TOTAL CURRENT LIABILITIES	4,067,975	577,616	(492,465)		4,153,126

MINORITY INTEREST	-	-	65,313	a	65,313

STOCKHOLDERS' EQUITY					-
Common Stock	27,027	766,239	(766,239)	a	27,027
Additional paid in capital	10,063,855				10,063,855
Other comprehensive income	438,916	18,066	(18,066)	a	438,916
Statutory reserve	547,650				547,650
Retained earnings	5,703,309	(131,178)	131,178	a	5,703,309

TOTAL STOCKHOLDERS' EQUITY	16,780,757	653,127	(653,127)		16,780,757

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,848,732	$1,230,743	$(1,080,279)		$20,999,196

(1) Source: unaudited financial statements of AgFeed Industries, Inc. and Subsidiaries as of September 30, 2007 as filed in Quarterly Report on Form 10QSB filed with the SEC on October 31, 2007.
(2) Source: unaudited financial statements of Lushan Breeder Pig Farm Co., Ltd. as of June 30, 2007 included at Exhibit 99.2 of this Current Report on Form 8-K.

See accompanying notes to pro forma combined financial statements

Agfeed Industries, Inc.
and Lushan Breeder Pig Farm Co., Ltd.
Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2007
(unaudited)

	Agfeed		Pro forma		Pro forma
	Industries (1)	Lushan (2)	Adjustments		Combined
	(historical)	(historical)

Net Revenue	$23,757,731	$25,033	$-		$23,782,764

Cost of Revenue	16,961,534	32,391	-		16,993,925

Gross Profit (Loss)	6,796,197	(7,358)	-		6,788,839

Operating expenses:
Selling expenses	1,587,168	352	-		1,587,520
General and administrative expenses	953,250	44,181			997,431

Total operating expenses	2,540,418	44,533	-		2,584,951

Income from operations	4,255,779	(51,891)	-		4,203,888

Non-operating income (expense):
Other income (expense)	14,011	(398)			13,613
Interest income	99,473	74			99,547
Interest expense	(94,662)	(11,173)	-		(105,835)

Total non-operating income (expense)	18,822	(11,497)	-		7,325

Income before income tax and minority interest	4,274,601	(63,388)	-		4,211,213

Income tax benefit	(40,756)	-	-		(40,756)

Income before minority interest	4,315,357	(63,388)	-		4,251,969

Minority interest in subsidiary loss	-	-	6,388	d	6,388

Net income	$4,315,357	$(63,388)	$6,388		$4,258,357

Earnings per share	0.17				$$0.17

Weighted average shares outstanding	25,778,831				25,778,831

(1) Source: unaudited financial statements of AgFeed Industries, Inc. and Subsidiaries for the nine months ended September 30, 2007 as filed in Quarterly Report on Form 10QSB filed with the SEC on October 31, 2007.
(2) Source: unaudited financial statements of Lushan Breeder Pig Farm Co., Ltd. for six months ended of June 30, 2007 included at Exhibit 99.2 of this Current Report on Form 8-K.

See accompanying notes to pro forma combined financial statements

Agfeed Industries, Inc.
and Lushan Breeder Pig Farm Co., Ltd.
Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2006
(unaudited)

				Pro forma		Pro forma
	Agfeed			Adjustments		Combined
	Industries (1)		Lushan (2)

Net Revenue	$8,594,876		$-	$-		$8,594,876

Cost of Revenue	5,446,332		-	-		5,446,332

Gross Profit	3,148,544		-	-		3,148,544

Operating expenses:
Selling expenses	1,287,110			-		1,287,110
General and administrative expenses	827,540		39,913			867,453

Total operating expenses	2,114,650		39,913	-		2,154,563

Income from operations	1,033,894		(39,913)	-		993,981

Non-operating income (expense):
Other income (expense)	35,681		(943)			34,738
Interest income	28,851		58			28,909
Interest expense	(23,532)		(7,594)	-		(31,126)

Total non-operating income (expense)	41,000		(8,479)	-		32,521

Income before income tax	1,074,894		(48,392)	-		1,026,502

Income tax benefit	(100,386)		-	-		(100,386)

Income before minority interest	1,175,280		(48,392)	-		1,126,888

Minority interest in subsidiary loss	-		-	4,839	d	4,839

Net income	$1,175,280		$(48,392)	$4,839		$1,131,727

Earnings per share	0.07	$				$0.06

Weighted average shares outstanding	17,911,296					17,911,296

(1) Source: audited financial statements of AgFeed Industries, Inc. and Subsidiaries for the year ended December 31, 2006 as filed in Annual Report on Form 10KSB filed with the SEC on March 31, 2007.
(2) Source: audited financial statements of Lushan Breeder Pig Farm Co., Ltd. for the year ended December 31, 2006 included at Exhibit 99.2 of this Current Report on Form 8-K.

Agfeed Industries, Inc.
and Lushan Breeder Pig Farm Co., Ltd.
Notes to Pro forma Combined Financial Statements

NOTE 1 - BASIS OF PRESENTATION

On November 6, 2007, Agfeed Industries, Inc., (“Agfeed”), Lushan Breeder Pig Farm Co., Ltd. (“Lushan”) and Huaping Yang and Hongyun Luo being the holders of 90% of the issued and outstanding shares of Lushan entered into a stock purchase agreement whereby Agfeed agreed to purchase the shares of Lushan owned by Huaping Yang and Hongyun Luo for RMB 20,112,020 (equivalent of $2,699,600 at an exchange rate of $1.00 = RMB 7.45) in cash. The agreement also provided that upon the closing of the Lushan shares, Agfeed would also pay off certain third-party debt owed by Lushan in the amount of RMB 4,919,980 (equivalent to $660,400 at the same exchange rate). The accompanying pro forma combined balance sheet presents the accounts of Agfeed and Lushan as if the acquisition of the Lushan shares by Agfeed occurred on September 30, 2007. The accompanying pro forma combined statements of operations present the accounts of Agfeed and Lushan for the nine months ended September 30, 2007 and for the year ended December 31, 2006 as if the acquisition occurred on January 1, 2006.

The following adjustments would be required if the acquisition occurred as indicated above:

a.	Allocation of the purchase price to the assets acquired and liabilities assumed. The excess purchase price is being allocated to goodwill;

b.	To show the repayment of Lushan debt by Agfeed upon the closing of the transaction;

c.	Eliminate intercompany receivables and payables;

d.	Record minority interest for 10% of Lushan not owned by Agfeed.